Exhibit 99.1

Sabine Oil & Gas Announces Amendment to
its Forbearance Agreement to its Revolving Credit Facility

HOUSTON — July 1, 2015 /PRNewswire/ — Sabine Oil & Gas Corporation (OTCQB:SOGC) (the “Company”)  today announced that on June 30, 2015, it signed an amendment to its previously announced forbearance agreement with the lenders under its revolving credit facility.  The amended forbearance agreement will provide the Company with additional flexibility as it continues discussions with its creditors and their respective professionals regarding the Company’s debt and capital structure. Pursuant to the amendment to the forbearance agreement, the lenders under the revolving credit facility have agreed to forbear from exercising remedies until the earlier of (i) certain events of default under the forbearance agreement or revolving credit facility, (ii) the acceleration or exercise of remedies by any other lender or creditor and (iii) July 15, 2015 (the “Forbearance Period”), with respect to the Company’s currently existing events of default under the revolving credit facility.  In exchange for agreeing to forbear, the Company has agreed during the Forbearance Period to (i) further limit its ability to sell assets, (ii) undertake efforts to appoint a chief restructuring officer, (iii) implement procedures to segregate the proceeds of collateral under the revolving credit facility and (iv) pay a forbearance fee equal to $500,000.

As previously announced, Sabine has retained financial advisors, Lazard, and legal advisors, Kirkland & Ellis LLP, to advise management and the board of directors on strategic alternatives related to its capital structure. Sabine believes it is in the best interests of its stakeholders to actively address the Company’s debt and capital structure and is continuing discussions with its creditors and their respective professionals. As previously reported, as of May 8, 2015, the Company had a cash balance of approximately $276.9 million, which provides substantial liquidity to fund its current operations. The Company is continuing to pay suppliers and other trade creditors in the ordinary course.

Additional information about the amendment to the forbearance agreement is contained in a report on Form 8-K filed today with the SEC.

About Sabine Oil & Gas Corporation

Sabine Oil & Gas Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in the Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, the Granite Wash in the Texas Panhandle and the North Louisiana Haynesville.  For more information about Sabine, please visit www.sabineoil.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the U.S. Private Litigation Securities Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, timing and payment of dividends, the availability of capital, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance that may be included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves, the ability to access the capital markets and finance operations, including capital expenditures, risk relating to our combination with Forest Oil Corporation, including our ability to integrate the operations of the two companies and litigation related to the combination, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Michael Magilton, Senior Vice President and CFO of Sabine Oil & Gas Corporation,

+1-832-242-9600, investorrelations@sabineoil.com